Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1 to Form S-1) of our report dated February 26, 2014 relating to the consolidated financial statements, which appears in Artisan Partners Asset Management Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Milwaukee, Wisconsin

April 2, 2014